Exhibit 10.24

                              PROMISSORY NOTE #___

$100,000.00                                             [#1 - OCTOBER 17, 2004]
                                                        [#2 - NOVEMBER 1, 2004]
                                                        [#3 - NOVEMBER 15, 2004]


       FOR VALUE RECEIVED, Viper Motorcycle Company ("Viper") hereby promises to pay to the order of David Palmlund ("Palmlund"), his heirs and assigns, the principal sum of Ninety Thousand & No/100 Dollars ($90,000.00), plus a loan fee of Ten Thousand & No/100 Dollars ($10,000.00), for a total of One Hundred Thousand & No/100 Dollars ($100,000.00). [Notes #2, #3 Only: Principal will be funded as follows: $45,000.00 upon notice from AMEX for the Viper IPO and the balance of $45,000.00 to be funded upon notice from the SEC for the Viper IPO.]

       The outstanding principal amount, along with the loan fee, as of the date of this agreement, shall become due and payable on the earlier of an effective Initial Public Offering of Viper Motorcycle Company or December 31, 2005. All payments shall be made payable to David Palmlund, and shall be sent to his then current address, which is presently at 5323 Swiss Avenue, Dallas, Texas 75214.

       Viper shall have the right to prepay this Note or any part thereof at any time without penalty.

       Viper agrees to pay this Note and, in the event of default, all costs of collection, including reasonable attorney's fees.

Accepted By:

VIPER MOTORCYCLE COMPANY


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Name and Title


Accepted By:


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David Palmlund